Exhibit 2.01

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER ("Plan" or "Merger Agreement") dated as of April 19, 1996, between CHARTER COMMUNICATIONS INTERNATIONAL, INC., a Nevada corporation ("Merger Subsidiary"), and MAUI CAPITAL CORPORATION, a Colorado corporation ("Maui"). Merger Subsidiary and Maui are hereinafter collectively referred to as the "Constituent Corporations."

                              W I T N E S S E T H:

         WHEREAS, Merger Subsidiary is a corporation duly organized and existing under the laws of the State of Nevada, having filed its Articles of Incorporation in the office of the Secretary of State of Nevada on April___, 1996, and having total authorized capital stock of (i) 45,000,000 shares of common stock, $.00001 par value ("Merger Subsidiary Common"), of which 1,000 shares are issued and outstanding and held by Maui and (ii) 100,000 shares of Preferred Stock, $.01 par value ("Merger Subsidiary Preferred"), of which no shares are issued and outstanding. Merger Subsidiary Common and Charter Preferred are referred to herein, collectively, as the "Merger Subsidiary Stock"; and

         WHEREAS, Maui is a corporation duly organized and existing under the laws of the State of Colorado, having filed its Articles of Incorporation in the office of the Secretary of State of Colorado on August 8, 1988, and having an authorized capital stock of (i) 45,000,000 shares of common stock, $.00001 par value ("Maui Common"), of which 10,145,803 shares are issued and outstanding and
(ii) 100,000 shares of Preferred Stock, $.01 par value ("Maui Preferred"), of which no shares are issued and outstanding (Maui Common and Maui Preferred are referred to herein, collectively, as the "Maui Stock").

         WHEREAS, the respective Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and their shareholders that Maui be merged with and into Merger Subsidiary, which shall be the surviving corporation, as authorized by the statutes of the States of Nevada and Colorado, pursuant to the terms and conditions hereinafter set forth, and each such Board has duly approved this Agreement and Plan of Merger;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms of the merger (the "Merger") provided by this Merger Agreement, the mode of carrying the same into effect and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval or adoption of this Merger Agreement by the requisite vote of the shareholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

                                    ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the laws of Nevada and Colorado, at the Effective Time (as defined in Section 1.02), Maui shall be merged with and into Merger Subsidiary. As a result of the Merger, the separate corporate existence of Maui shall cease and Merger Subsidiary shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall remain "Charter Communications International, Inc."

     SECTION 1.02. Effective Time. As promptly as practicable after the approval hereof by the shareholders of each Constituent Corporation and the execution and delivery of this Agreement by each of the parties hereto, the parties hereto shall cause the Merger to be consummated by filing of articles of merger (the "Articles of Merger") with the Secretary of State of the States of Nevada and Colorado, in such form as required by, and executed in accordance with the relevant provisions of, the laws of Nevada and Colorado (the date and time of such filing being the "Effective Time").

     SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the laws of the State of Nevada. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Maui and Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of Maui and Merger Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.04. Articles of Incorporation; By-Laws. At the Effective Time, the Articles of Incorporation and the Bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation.

     SECTION 1.05. Directors and Officers. The directors of Maui immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Maui immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Subsidiary, Maui or the holders of any of the following securities:

     (a) Each share of Maui Common issued and outstanding immediately prior to the Effective Time, excluding any treasury shares held by Maui and Dissenting Shares (as defined in Section 2.04), if any, shall be converted into the right to receive one fully paid non-assessable share of Merger Subsidiary Common.

     (b) Each share of Maui Preferred issued and outstanding immediately prior to the Effective Time, excluding any treasury shares held by Maui and Dissenting Shares, if any, shall be converted into the right to receive one fully paid non-assessable share of Merger Subsidiary Preferred.

     (c) Each warrant, option or other instrument representing the right to purchase Maui Common or Maui Preferred outstanding immediately prior to the Effective Time ("Maui Right") shall be converted into an identical warrant, option or other right to purchase Merger Subsidiary Common or Merger Subsidiary Preferred ("Merger Subsidiary Right"). The date of grant of a Merger Subsidiary Right issued in exchange for a Maui Right shall be deemed to be the date on which such Maui Right was originally granted. Merger Subsidiary Rights issued in exchange for Maui Rights pursuant hereto shall have the same schedule of vesting (or acceleration) as applied to such Maui Rights and shall be identical in all other respects.

     (d) Each share of Merger Subsidiary Stock owned by Maui or any direct or indirect wholly owned subsidiary of Maui immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

     SECTION 2.02. Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, shares of Maui Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Colorado Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive Merger Subsidiary Stock. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Maui Stock held by them in accordance with the provisions of Colorado Law, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Maui Stock under Colorado Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive shares of Merger Subsidiary Common and Merger Subsidiary Preferred, upon surrender, in the manner provided in Section 2.02, of the certificate or certificates that formerly evidenced such shares of Maui Stock.

                                   ARTICLE III

                    Approval and Effective Time of the Merger

     The Merger shall become effective when certified, executed and acknowledged in accordance with the corporate laws of Nevada and Colorado and along with Articles of Merger shall be filed and recorded in the office of the Secretary of State of the States of Nevada and Colorado.

                                   ARTICLE IV

                            Miscellaneous Provisions

     (a) For the convenience of the parties, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

     (b) It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of Texas shall govern the enforceability and validity of this Merger Agreement, the construction of its terms and the interpretation of the rights and duties of the parties; provided, however, that with respect to matters of law concerning the internal affairs of any entity that is a party to or the subject of this Merger Agreement the law of the jurisdiction of organization of such entity shall govern.

     (c) This Merger Agreement may not be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

     IN WITNESS WHEREOF, Maui has caused this Merger Agreement to be signed by its President and attested by its Secretary and its corporate seal to be affixed hereto pursuant to authorization contained in a resolution adopted by its Board of Directors approving this Merger Agreement, and Merger Subsidiary has caused this Merger Agreement to be signed by its President and attested by its Secretary and its corporate seal to be affixed hereto pursuant to authorization contained in a resolution adopted by its Board of Directors approving this Merger Agreement, all on the date first above written.

                           [Signature pages to follow]

                                      MAUI CAPITAL CORPORATION
ATTEST:


By /s/ Anna Sterling                   By /s/ Roan L. Scraper
   Anna Sterling, Secretary               Roan L. Scraper, President



ATTEST:                               CHARTER COMMUNICATIONS INTERNATIONAL, INC.


By /s/ Anna Sterling                   By /s/ Roan L. Scraper
   Anna Sterling, Secretary               Roan L. Scraper, President

                               ARTICLES OF MERGER
                                       OF
                            MAUI CAPITAL CORPORATION
                            (a Colorado corporation)
                                       AND
                   CHARTER COMMUNICATIONS INTERNATIONAL, INC.
                             (a Nevada corporation)

         The undersigned officer of the Surviving Corporation to a Plan of Merger submits the following Articles of Merger pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes[Article 7-111-105 of the Colorado Business Corporation Act].

                                    ARTICLE I

                                      Name
                                      ----

         The name and place of incorporation of each constituent corporation is:

     A. MAUI CAPITAL CORPORATION, a Colorado corporation (the "Disappearing Corporation");

     B. CHARTER COMMUNICATIONS INTERNATIONAL, INC., a Nevada corporation (the "Surviving Corporation").

                                   ARTICLE II

                         Adoption of the Plan of Merger
                         ------------------------------

         The respective Boards of Directors of the Surviving Corporation and the Disappearing Corporation have duly and validly adopted the Plan of Merger, containing the information required by Section 78.451 of the Nevada Revised Statutes and Article 7-111-103 of the Colorado Business Corporation Act has been adopted by the board of directors of each corporation that is a party to the merger.

                                   ARTICLE III

                                Outstanding Stock
                                -----------------

         On the date of notice of the special meeting called to consider the Plan of Merger, there were outstanding shares of stock in the constituent corporations the numbers and designations of which are as follows:

     A. The Surviving Corporation had one thousand (1,000) outstanding shares of common stock, par value $.00001 per share, each share being entitled to one (1) vote for a total of one thousand (1,000) votes entitled to be cast for or against the Plan of Merger;

     B. The Disappearing Corporation had ten million one hundred forty five thousand eight hundred three (10,145,803) outstanding shares of common stock, par value $.00001 per share, each share being entitled to one
          (1) vote for a total of ten million one hundred forty five thousand eight hundred three (10,145,803) votes entitled to be cast for or against the Plan of Merger.

                                   ARTICLE IV

                              Stockholder Approval
                              --------------------

         The Plan of Merger was duly submitted to the stockholders of the Surviving Corporation, in accordance with the laws of the State of Nevada, and the stockholders of the Disappearing Corporation in accordance with the laws of the State of Colorado, and approved thereby. The stockholders of the Surviving Corporation cast one thousand (1,000) votes in favor and no (0) votes against the Plan of Merger and the stockholders of the Disappearing Corporation cast ______________________ (________________) votes in favor and _________________
(___________________) votes against the Plan of Merger which votes cast in favor thereof are of a sufficient number for the approval of the Plan of Merger by the constituent corporations.

                                    ARTICLE V

                            Articles of Incorporation
                          of the Surviving Corporation
                          ----------------------------

         The Articles of Incorporation of the Surviving Corporation shall continue as the Articles of Incorporation of the Surviving Corporation in all respects

                                   ARTICLE VI

                                 Plan of Merger
                                 --------------

     A. A copy of the Agreement and Plan of Merger is attached hereto as Exhibit A. The Agreement and Plan of Merger is also on file at the Surviving Corporation's principal place of business at 11200 Westheimer, Suite 615, Houston, Texas 77042.

     B. A copy of the Plan of Merger shall be furnished, on request and without cost, to any stockholder of a corporation which is a party to the merger.

         IN WITNESS WHEREOF, the undersigned President and Secretary of the Constituent Corporations, execute these Articles of Merger and verify that the statements contained herein are true and complete and are the act and deed of the constituent corporations this the ____ day of ____________________, 1996.

                                       CHARTER COMMUNICATIONS
                                       INTERNATIONAL, INC.


                                       /s/ Roan L. Scraper
                                       Roan L. Scraper, President


                                       /s/ Anna Sterling
                                       Anna Sterling, Secretary



                                       MAUI CAPITAL CORPORATION


                                       /s/ Roan L. Scraper
                                       Roan L. Scraper, President


                                       /s/ Anna Sterling
                                       Anna Sterling, Secretary

STATE OF TEXAS    ss.
                  ss.
COUNTY OF HARRIS  ss.


         On   this   ___   day   of   __________________,   1996,   before   me,
______________________, the undersigned officer, personally appeared ROAN L. SCRAPER and ANNA STERLING, known personally to me to be the President and Secretary, respectively, of CHARTER COMMUNICATIONS INTERNATIONAL, INC., and that they, as such officers, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                                    ----------------------
                                                    Notary Public in and for the
                                                    State of T E X A S


STATE OF TEXAS    ss.
                  ss.
COUNTY OF HARRIS  ss.


         On   this   ___   day   of   __________________,   1996,   before   me,
______________________, the undersigned officer, personally appeared ROAN L. SCRAPER and ANNA STERLING, known personally to me to be the President and Secretary, respectively, of MAUI CAPITAL CORPORATION, and that they, as such officers, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                                    ------------------------
                                                    Notary Public in and for the
                                                    State of T E X A S

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